Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of HUHUTECH International Group Inc. of our report dated April 29, 2025, with respect to our audits of the consolidated financial statements of HUHUTECH International Group Inc. and Subsidiaries as of and for the years ended December 31, 2024 and 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York
November 19, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com